EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1991 Stock Option Plan of our report dated January 21, 2000, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP ERNST & YOUNG LLP INDEPENDENT AUDITORS
Birmingham, Alabama June 12, 2000